United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 23, 2026

Date of Report (Date of earliest event reported)

TRILLER GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38909	33-1473901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 N Broadway, STE 98065, Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (947) 622-9043

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ILLR	NASDAQ Capital Market
Warrants, each warrant exercisable for one-quarter of one share of Common Stock for $23.00 per full share	ILLRW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2026, Trendy Reach Holdings Limited (“Buyer”), a wholly owned British Virgin Islands subsidiary of Triller Group Inc. (“Triller”), entered into a definitive membership interest purchase agreement (the “Purchase Agreement”) with a limited liability company organized under the laws of The Bahamas (“Seller”), for Buyer to purchase 100% of the membership interests (the “Holdings Membership Interests”) of SAC1, a Bahamian investment vehicle (“Holdings”) that owns certain common stock equivalent interests (the “Share Equivalents”), through the Holdings investment in the Fortune Offshore Fund – Gigafund in and to 3,917,185 shares of Class A common stock, par value $0.001 per share (the “SpaceX Shares”) of Space Exploration Technologies Corp., a Texas corporation (“SpaceX”).

The purchase price for the Holdings Membership Interests is US $411,304,425 (the “Purchase Price”), which is the equivalent of $105 per Share Equivalent.

The closing of the purchase of the Holdings Membership Interests will no later than July 22, 2026 (the “Outside Closing Date”). The actual date of the closing is referred to as the “Closing Date.” The Purchase Price will be held in escrow pending the closing, and will be released when irrevocable instructions and related documentation for the transfer of the SpaceX Shares and/or the Share Equivalents to the Buyer have been finalized by all parties.

The Purchase Agreement contains standard representations and warranties by both parties, as well as additional representations by the Seller as to the Holdings Membership Interests, the Share Equivalents and the SpaceX Shares. The Purchase Agreement also contains a number of closing conditions, including without limitation (i) the closing having occurred on or before the Outside Closing Date, (ii) the funding of the escrow account in the full amount of the Purchase Price; and (iii) the completion of due diligence by the Buyer to the satisfaction of the Buyer in its sole discretion.

The Holdings Membership Interests will be transferred to the Buyer in a transaction pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) including without limitation a private resale pursuant to so called “Section 4(a)(1½)”. The Holdings Membership Interests, the Share Equivalents and the SpaceX Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On June 25, 2026, the Company issued a press release announcing the transaction described in this Current Report. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Membership Interest Purchase Agreement, by and between the Triller Group Inc., Trendy Reach Holdings Limited., dated as of June 23, 2026
99.1	Press Release dated June 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLER GROUP INC.

	By:	/s/ Shu Pei Huang, Desmond
		Name:	Shu Pei Huang, Desmond
		Title:	Acting Chief Financial Officer

Dated: June 25, 2026

3